Exhibit 10.2(b)
[EMPLOYEE NAME]

Employee ID Number:

Grant Number:

ECHELON CORPORATION
NONQUALIFIED STOCK OPTION GRANT AGREEMENT - Early Exercise

Echelon Corporation (the “Company”) hereby grants you, [NAME OF EMPLOYEE] (the “Employee”), an option under the Company’s 1997 Stock Plan (the “Plan”) to purchase shares of common stock of the Company. The date of this Nonqualified Stock Option Agreement (this “Agreement”) is [DATE] (the “Grant Date”). In general, the latest date this option will expire is the expiration date indicated on this Notice of Grant (the “Expiration Date”). However, as provided in this Agreement, this option may expire earlier than the Expiration Date. Subject to the provisions of Appendix A (attached to this Agreement) and of the Plan, the principal features of this option are as follows:
Maximum Number of Shares
Purchasable with this Option:	[NUMBER]	Exercise Price per Share: US $______

Vesting Commencement Date:	[DATE]

Scheduled Vesting Dates:		Number of Shares
[DATE]		[NUMBER]
[DATE]		[NUMBER]
[DATE]		[NUMBER]
[DATE]		[NUMBER]

Expiration Date: Five Years from the Grant Date; provided, however, this option may terminate earlier than the Expiration Date, as set in Appendix A.

IMPORTANT:

By your signature and the signature of the Company’s representative below, you and the Company agree that this Option is granted under and governed by the terms and conditions of the Plan and this Agreement. Optionee has reviewed the Plan and this Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Agreement and fully understands all provisions of the Plan and Agreement. Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions relating to the Plan and Agreement. Optionee further agrees to notify the Company upon any change in the residence address indicated below.

OPTIONEE:	ECHELON CORPORATION

Signature	By

Print Name	Title

Residence Address

APPENDIX A - TERMS AND CONDITIONS OF NONQUALIFIED STOCK OPTION GRANT

1.  Vesting Schedule; Right to Exercise. This option will vest as to 25% of the total shares at each one year anniversary of the date of grant, until this option shall have vested with respect to one hundred percent (100%) of such Shares. Shares scheduled to vest on any such date actually will vest only if the Employee has not incurred a Termination of Service prior to such date. Notwithstanding the foregoing, the Employee may exercise this option, in whole or in part, at any time as to shares that have not yet vested, provided that the Employee enters into a Restricted Stock Purchase Agreement, attached hereto as Exhibit 1, which provides that the Company may repurchase the shares subject to this option to the extent that such shares are not vested upon the date of the Employee’s Termination of Service.

2.  Termination of Option. In the event of the Employee’s Termination of Service for any reason other than Disability or death, the Employee may, within thirty (30) days after the date of such Termination of Service, or prior to the Expiration Date, whichever shall first occur, exercise any then vested but unexercised portion of this option. In the event of the Employee’s Termination of Service due to Disability, the Employee may, within one (1) year after the date of Termination of Service due to Disability, or prior to the Expiration Date, whichever shall first occur, exercise any then vested but unexercised portion of this option.

For purposes of this Agreement, the Employee shall be deemed to have incurred a Termination of Service prior to any period of notice for termination of employment mandated under applicable law. The Employee’s date of Termination of Service shall mean the date upon which the Employee ceases active performance of services following the provision of a notification of termination or resignation from employment or service, and shall be determined solely by this Agreement and without reference to any other agreement, written or oral, express or implied, including the Employee’s contract of employment, if any.

3.  Death of Employee. In the event that the Employee dies while an Employee or during the thirty (30) days or one (1) year periods referred to in Paragraph 2 above, the Employee’s designated beneficiary, or if no beneficiary survives the Employee, the administrator or executor of the Employee’s estate (the “Transferee”), may, within one (1) year after the date of death, exercise any unexercised portion of the option that was vested prior to the Employee’s Termination of Service. Any such Transferee must furnish the Company (a) written notice of his or her status as a Transferee, (b) evidence satisfactory to the Company to establish the validity of the transfer of this option and compliance with any laws or regulations pertaining to such transfer, and (c) written acceptance of the terms and conditions of this option as set forth in this Agreement.

4.  Persons Eligible to Exercise Option. Except as provided in Paragraph 3 above or as otherwise determined by the Committee in its discretion, this option shall be exercisable during the Employee’s lifetime only by the Employee.

5.  Option is Not Transferable. Except as provided in Paragraph 3 above, this option and the rights and privileges conferred hereby shall not be transferred, assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) and shall not be subject to sale under execution, attachment or similar process. Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of this option, or of any right or privilege conferred hereby, or upon any attempted sale under any execution, attachment or similar process, this option and the rights and privileges conferred hereby immediately shall become null and void.

6.  Exercise of Option. This option may be exercised by the person then entitled to do so as to any shares which may then be purchased by (a) giving notice in such form or manner as the Company may designate, (b) providing full payment of the Exercise Price (and the amount of any income tax the Company determines is required to be withheld by reason of the exercise of this option or as is otherwise required under Paragraph 8 below), and (c) giving satisfactory assurances in the form or manner requested by the Company that the shares to be purchased upon the exercise of this option are being purchased for investment and not with a view to the distribution thereof. Notwithstanding any contrary provision of this Agreement, if the expiration date of this option falls on a Saturday, Sunday or California holiday, the Employee may exercise any then vested but unexercised portion of this option at any time prior to the close of business on the first business day following that Saturday, Sunday or California holiday.

7.  Conditions to Exercise. Except as provided in Paragraph 6 above or as otherwise required as a matter of law, the (i) Exercise Price for this option and (ii) minimum federal, state and local income, employment and any other applicable taxes required to be withheld by the Company as a result of the exercise of this option shall be made by “net exercise” unless the person entitled to exercise otherwise elects to pay such amounts by cash, personal check, cashier’s check or money order. For this purpose, “net exercise” means a procedure by which such person will be issued a number of Shares determined in accordance with a formula X = Y(A - (B+C)) / A (rounded up to the nearest whole Share), where:

X = the number of Shares to be issued upon exercise of the option;

Y = the total number of Shares with respect to which the person has elected to exercise the option;

A = the Fair Market Value of one (1) Share;

B = the exercise price per share;

C = the minimum federal, state and local income, employment and any other applicable taxes attributable to one (1) Share which are required to be withheld by the Company as a result of the exercise of the option.

8.  Tax Withholding and Payment Obligations. The Company will assess its requirements regarding tax, social insurance and any other payroll tax withholding and reporting in connection with this option, including the grant, vesting or exercise of this option or sale of shares acquired pursuant to the exercise of this option (“tax-related items”). These requirements may change from time to time as laws or interpretations change. Regardless of the Company’s actions in this regard, the Employee hereby acknowledges and agrees that the ultimate liability for any and all tax-related items is and remains his or her responsibility and liability and that the Company (a) makes no representations or undertaking regarding treatment of any tax-related items in connection with any aspect of this option grant, including the grant, vesting or exercise of this option and the subsequent sale of shares acquired pursuant to the exercise of this option; and (b) does not commit to structure the terms of the grant or any aspect of this option to reduce or eliminate the Employee’s liability regarding tax-related items. In the event the Company determines that it and/or an affiliate must withhold any tax-related items as a result of the Employee’s participation in the Plan, the Employee agrees as a condition of the grant of this option to make arrangements satisfactory to the Company to enable it to satisfy all withholding requirements. The Employee authorizes the Company and/or an affiliate to withhold all applicable withholding taxes from the Employee’s wages. Furthermore, the Employee agrees to pay the Company and/or an affiliate any amount of taxes the Company and/or an affiliate may be required to withhold as a result of the Employee’s participation in the Plan that cannot be satisfied by deduction from the Employee’s wages or other cash compensation paid to the Employee by the Company and/or an affiliate. The Employee acknowledges that he or she may not exercise this option unless the tax withholding obligations of the Company and/or any affiliate are satisfied. Notwithstanding the foregoing, upon exercise of the option, the Company will withhold a portion of the Shares with respect to which the Employee (or such other authorized person) has elected to exercise the option that have an aggregate market value sufficient to pay the minimum federal, state and local income, employment and any other applicable taxes required to be withheld by the Company as a result of the exercise of the option. No fractional Shares will be withheld or issued pursuant to the issuance of Shares; any additional withholding necessary for this reason will be done by the Company through the Employee’s paycheck. With respect to its executive officers (as determined by the Company), the Company will withhold an amount equal to the fair market value of two (2) Shares from the last paycheck due to such executive prior to the exercise of the option. With respect to other Employees, the Company, in its discretion, may withhold an amount equal to the fair market value of two (2) Shares from the first paycheck due to the Employee following the exercise of the option. In the event that the cash amounts withheld by the Company exceed the withholding taxes that are due after the automatic withholding of whole Shares, the Company will reimburse the Employee for the excess amounts. In the event the withholding requirements are not satisfied through the withholding of Shares (or, through the Employee’s paycheck, as indicated above), no Shares will be issued to the Employee (or his or her estate) unless and until satisfactory arrangements (as determined by the Administrator) have been made by the Employee with respect to the payment of any income and other taxes which the Company determines must be withheld or collected with respect to the exercise of the option. By accepting this option, the Employee expressly consents to the withholding of Shares and to any additional cash withholding as provided for in this paragraph 8.

9.  Suspension of Exercisability. If at any time the Company shall determine, in its discretion, that the listing, registration or qualification of the shares upon any securities exchange or under any applicable law, or the consent or approval of any governmental regulatory authority, is necessary or desirable as a condition of the purchase of shares hereunder, this option may not be exercised, in whole or in part, unless and until such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company. The Company shall make reasonable efforts to meet the requirements of any applicable law or securities exchange and to obtain any required consent or approval of any governmental authority.

10.  Address for Notices. Any notice to be given to the Company under the terms of this Agreement shall be addressed to the Company, in care of Human Resources Department, at Echelon Corporation, 550 Meridian Avenue, San Jose, CA 95126, or at such other address as the Company may hereafter designate in writing.

11.  No Rights of Stockholder. Neither the Employee (nor any transferee) shall be or have any of the rights or privileges of a stockholder of the Company in respect of any of the shares issuable pursuant to the exercise of this option, unless and until certificates representing such shares shall have been issued, recorded on the records of the Company or its transfer agents or registrars, and delivered to the Employee (or transferee). Nothing in the Plan or this option shall create an obligation on the part of the Company to repurchase any shares purchased hereunder.

12.  No Effect on Employment. The Employee’s employment with the Company and its affiliates is on an at-will basis only, subject to the provisions of applicable law. Accordingly, the terms of the Employee’s employment with the Company and its affiliates shall be determined from time to time by the Company or the affiliate employing the Employee (as the case may be), and the Company or the affiliate shall have the right, which is hereby expressly reserved, to terminate or change the terms of the employment of the Employee at any time for any reason whatsoever, with or without good cause (subject to the provisions of applicable law).

13.  Other Benefits. Except as provided below, nothing contained in this Agreement shall affect the Employee’s right to participate in and receive benefits under and in accordance with the then current provisions of any pension, insurance or other employee welfare plan or program of the Company or any affiliate. Notwithstanding any contrary provision of this Agreement, in the event that the Employee receives a hardship withdrawal from his or her pre-tax account under the Company’s 401(k) Plan (the “401(k) Plan”), this option may not be exercised during the six (6) month period following the receipt of such withdrawal, unless the Company determines that such exercise (or a particular manner of exercise) would not adversely affect the continued tax qualification of the 401(k) Plan.

14.  Plan Governs. This Agreement is subject to all terms and provisions of the Plan. In the event of a conflict between one or more provisions of this Agreement and one or more provisions of the Plan, the provisions of the Plan shall govern. Terms used and not defined in this Agreement shall have the meaning set forth in the Plan. This option is not an incentive stock option as defined in Section 422 of the Internal Revenue Code. The Company may, in its discretion; issue newly issued shares or treasury shares pursuant to this option.

15.  Maximum Term of Option. Except as provided in Paragraph 3 above, this option is not exercisable after the Expiration Date.

16.  Binding Agreement. Subject to the limitation on the transferability of this option contained herein, this Agreement shall be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.

17.  Committee Authority. The Committee shall have the power to interpret the Plan and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret or revoke any such rules. All actions taken and all interpretations and determinations made by the Committee in good faith shall be final and binding upon the Employee, the Company and all other interested persons. The Committee shall not be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or this Agreement.

18.  Captions. Captions provided herein are for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

19.  Agreement Severable. In the event that any provision in this Agreement shall be held invalid or unenforceable, such provision shall be severable from, and such invalidity or unenforceability shall not be construed to have any effect on, the remaining provisions of this Agreement.

20.  Modifications to the Agreement. This Agreement constitutes the entire understanding of the parties on the subjects covered. The Employee expressly warrants that he or she is not accepting this Agreement in reliance on any promises, representations, or inducements other than those contained herein. Modifications to this Agreement or the Plan can be made only in an express written contract executed by a duly authorized officer of the Company.

21.  Amendment, Suspension, Termination. By accepting this option, the Employee expressly warrants that he or she has received an option to purchase stock under the Plan, and has received, read and understood a description of the Plan. The Employee understands that the Plan is discretionary in nature and may be modified, suspended or terminated by the Company at any time.

22.  Labor Law. By accepting this option, the Employee acknowledges that: (a) the grant of this option is a one-time benefit which does not create any contractual or other right to receive future grants of options, or benefits in lieu of options; (b) all determinations with respect to any future grants, including, but not limited to, the times when the stock options shall be granted, the number of shares subject to each stock option, the Exercise Price, and the time or times when each stock option shall be exercisable, will be at the sole discretion of the Company; (c) the Employee’s participation in the Plan is voluntary; (d) the value of this option is an extraordinary item of compensation which is outside the scope of the Employee’s employment contract, if any; (e) this option is not part of the Employee’s normal or expected compensation for purposes of calculating any severance, resignation, redundancy, end of service payments, bonuses, long-service awards, pension or retirement benefits or similar payments; (f) the vesting of this option ceases upon termination of employment for any reason except as may otherwise be explicitly provided in the Plan or this Agreement; (g) the future value of the underlying shares is unknown and cannot be predicted with certainty; (h) if the underlying shares do not increase in value, this option will have no value; (i) this option has been granted to the Employee in the Employee’s status as an employee of the Company or its affiliates; (j) any claims resulting from this option shall be enforceable, if at all, against the Company; and (k) there shall be no additional obligations for any affiliate employing the Employee as a result of this option.

23.  Disclosure of Employee Information. By accepting this option, the Employee consents to the collection, use and transfer of personal data as described in this paragraph. The Employee understands that the Company and its affiliates hold certain personal information about him or her, including his or her name, home address and telephone number, date of birth, social security or identity number, salary, nationality, job title, any shares of stock or directorships held in the Company, details of all stock options or any other entitlement to shares of stock awarded, canceled, exercised, vested, unvested or outstanding in his or her favor, for the purpose of managing and administering the Plan (“Data”). The Employee further understands that the Company and/or its affiliates will transfer Data amongst themselves as necessary for the purpose of implementation, administration and management of his or her participation in the Plan, and that the Company and/or any of its affiliates may each further transfer Data to any third parties assisting the Company in the implementation, administration and management of the Plan. The Employee authorizes the Company to receive, possess, use, retain and transfer the Data in electronic or other form, for the purposes of implementing, administering and managing his or her participation in the Plan, including any requisite transfer to a broker or other third party with whom he or she may elect to deposit any shares of stock acquired upon exercise of this option of such Data as may be required for the administration of the Plan and/or the subsequent holding of shares of stock on his or her behalf. The Employee understands that he or she may, at any time, view the Data, require any necessary amendments to the Data or withdraw the consent herein in writing by contacting the human resources department and/or the stock option administrator for his or her employer.

24.  Legends. The Employee understands and agrees that the Company shall cause a legend to be placed upon any certificate(s) evidencing ownership of the shares purchased pursuant to this option indicating any right of repurchase held by the Company, along with any other legends that the Company deems to be appropriate or to be required by federal or state securities laws.

25.  Notice of Governing Law. This option shall be governed by, and construed in accordance with, the laws of the State of California without regard to principles of conflict of laws.

EXHIBIT 1

ECHELON CORPORATION
1997 STOCK PLAN
RESTRICTED STOCK PURCHASE AGREEMENT

THIS AGREEMENT is made between _____________________________ (the “Purchaser”) and Echelon Corporation (the “Company”) or its assignees of rights hereunder as of __________________, ____.

Unless otherwise defined herein or in the Nonqualified Stock Option Agreement (the “Option Agreement”), the terms defined in the 1997 Stock Plan shall have the same defined meanings in this Agreement.

RECITALS
A. Pursuant to the exercise of the option (grant number ____) granted to Purchaser under the Plan and pursuant to the Option Agreement dated _______________, ____ by and between the Company and Purchaser with respect to such grant (the “Option”), which Plan and Option Agreement are hereby incorporated by reference, Purchaser has elected to purchase _________ of those shares of Common Stock which have not become vested under the vesting schedule set forth in the Option Agreement (“Unvested Shares”). The Unvested Shares and the shares subject to the Option Agreement, which have become vested are sometimes collectively referred to herein as the “Shares.”

B. As required by the Option Agreement, as a condition to Purchaser’s election to exercise the option, Purchaser must execute this Agreement, which sets forth the rights and obligations of the parties with respect to Shares acquired upon exercise of the Option.

1.  Repurchase Option.

(a)  In the event of Purchaser’s Termination of Service for any reason, including for death and Disability, the Company shall have the right and option for ninety (90) days from such date to purchase from Purchaser, or Purchaser’s personal representative, as the case may be, all of the Purchaser’s Unvested Shares as of the date of such Termination of Service at the price paid by the Purchaser for such Shares (the “Repurchase Option”).

(b)  Upon the occurrence of such a Termination of Service, the Company may exercise its Repurchase Option by delivering personally or by registered mail, to Purchaser (or his transferee or legal representative, as the case may be) with a copy to the escrow agent described in Section 2 below, a notice in writing indicating the Company’s intention to exercise the Repurchase Option AND, at the Company’s option, (i) by delivering to the Purchaser (or the Purchaser’s transferee or legal representative) a check in the amount of the aggregate repurchase price, or (ii) by the Company canceling an amount of the Purchaser’s indebtedness to the Company equal to the aggregate repurchase price, or (iii) by a combination of (i) and (ii) so that the combined payment and cancellation of indebtedness equals such aggregate repurchase price. Upon delivery of such notice and payment of the aggregate repurchase price in any of the ways described above, the Company shall become the legal and beneficial owner of the Unvested Shares being repurchased and the rights and interests therein or relating thereto, and the Company shall have the right to retain and transfer to its own name the number of Unvested Shares being repurchased by the Company.

(c)  Whenever the Company shall have the right to repurchase Unvested Shares hereunder, the Company may designate and assign one or more employees, officers, directors or shareholders of the Company or other persons or organizations to exercise all or a part of the Company’s Repurchase Option under this Agreement and purchase all or a part of such Unvested Shares.

(d)  If the Company does not elect to exercise the Repurchase Option conferred above by giving the requisite notice within ninety (90) days following the termination, the Repurchase Option shall terminate.

(e)  The Repurchase Option shall terminate in accordance with the vesting schedule contained in Purchaser’s Option Agreement.

2.  Transferability of the Shares; Escrow.

(a)  Purchaser hereby authorizes and directs the Secretary of the Company, or such other person designated by the Company, to transfer the Unvested Shares as to which the Repurchase Option has been exercised from Purchaser to the Company.

(b)  To insure the availability for delivery of Purchaser’s Unvested Shares upon repurchase by the Company pursuant to the Repurchase Option under Section 1, Purchaser hereby appoints the Secretary, or any other person designated by the Company as escrow agent (the “Escrow Agent”), as its attorney-in-fact to sell, assign and transfer unto the Company, such Unvested Shares, if any, repurchased by the Company pursuant to the Repurchase Option and shall, upon execution of this Agreement, deliver and deposit with the Escrow Agent, the share certificates representing the Unvested Shares, together with the stock assignment duly endorsed in blank, attached hereto as Exhibit 2. The Unvested Shares and stock assignment shall be held by the Escrow Agent in escrow, pursuant to the Joint Escrow Instructions of the Company and Purchaser attached as Exhibit 3 hereto, until the Company exercises its Repurchase Option, until such Unvested Shares are vested, or until such time as this Agreement no longer is in effect. Upon vesting of the Unvested Shares, the Escrow Agent shall promptly deliver to the Purchaser the certificate or certificates representing such Shares in the Escrow Agent’s possession belonging to the Purchaser, and the Escrow Agent shall be discharged of all further obligations hereunder; provided, however, that the Escrow Agent shall nevertheless retain such certificate or certificates as Escrow Agent if so required pursuant to other restrictions imposed pursuant to this Agreement.

(c)  Neither the Company nor the Escrow Agent shall be liable for any act it may do or omit to do with respect to holding the Shares in escrow and while acting in good faith and in the exercise of its judgment.

(d)  Transfer or sale of the Shares is subject to restrictions on transfer imposed by any applicable state and federal securities laws. Any transferee shall hold such Shares subject to all the provisions hereof and the Option Agreement and any exercise agreement executed by the Purchaser with respect to any Unvested Shares purchased by Purchaser and shall acknowledge the same by signing a copy of this Agreement.

3.  Ownership, Voting Rights, Duties. This Agreement shall not affect in any way the ownership, voting rights or other rights or duties of Purchaser, except as specifically provided herein.

4.  Legends. The share certificate evidencing the Shares issued hereunder shall be endorsed with the following legend (in addition to any legend required under applicable federal and state securities laws):

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS UPON TRANSFER AND RIGHTS OF REPURCHASE AS SET FORTH IN AN AGREEMENT BETWEEN THE COMPANY AND THE STOCKHOLDER, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY.

5.  Adjustment for Stock Split. All references to the number of Shares and the purchase price of the Shares in this Agreement shall be appropriately adjusted to reflect any stock split, reverse stock split, stock dividend or other change in the Shares, which may be made by the Company pursuant to Section 11 of the Plan after the date of this Agreement.

6.  Notices. Notices required hereunder shall be given in person or by registered mail to the address of Purchaser shown on the records of the Company, and to the Company at their respective principal executive offices.

7.  Survival of Terms. This Agreement shall apply to and bind Purchaser and the Company and their respective permitted assignees and transferees, heirs, legatees, executors, administrators and legal successors.

8.  Section 83(b) Election. Purchaser hereby acknowledges that he or she has been informed that, with respect to the exercise of an Option for Unvested Shares, an election (the “Election”) may be filed by the Purchaser with the Internal Revenue Service, within thirty (30) days of the purchase of the exercised Shares, electing pursuant to Section 83(b) of the Code to be taxed currently on any difference between the purchase price of the exercised Shares and their Fair Market Value on the date of purchase. Since the Option is a nonqualified stock option, this will result in a recognition of taxable income to the Purchaser on the date of exercise, measured by the excess, if any, of the Fair Market Value of the exercised Shares, at the time the Option is exercised over the purchase price for the exercised Shares. Absent such an Election, taxable income generally will be measured and recognized by Purchaser at the time or times on which the Company’s Repurchase Option lapses. Purchaser is strongly encouraged to seek the advice of his or her own tax consultants in connection with the purchase of the Shares and the advisability of filing of the Election under Section 83(b) of the Code. A form of Election under Section 83(b) is attached hereto as Exhibit 4 for reference.

PURCHASER ACKNOWLEDGES THAT IT IS PURCHASER’S SOLE RESPONSIBILITY AND NOT THE COMPANY’S TO FILE TIMELY THE ELECTION UNDER SECTION 83(b) OF THE CODE, EVEN IF PURCHASER REQUESTS THE COMPANY OR ITS REPRESENTATIVE TO MAKE THIS FILING ON PURCHASER’S BEHALF.

9.  Representations. Purchaser has reviewed with his own tax advisors the federal, state, local and foreign tax consequences of this investment and the transactions contemplated by this Agreement. Purchaser is relying solely on such advisors and not on any statements or representations of the Company or any of its agents. Purchaser understands that he (and not the Company) shall be responsible for his own tax liability that may arise as a result of this investment or the transactions contemplated by this Agreement.

10.  Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of California without regard to principles of conflict of laws.

Purchaser represents that he has read this Agreement and is familiar with its terms and provisions. Purchaser hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Board upon any questions arising under this Agreement.

IN WITNESS WHEREOF, this Agreement is deemed made as of the date first set forth above.

OPTIONEE  ECHELON CORPORATION

Signature  By

Print Name  Title

Residence Address

Dated: _________________________, ____

EXHIBIT 2

ASSIGNMENT SEPARATE FROM CERTIFICATE

FOR VALUE RECEIVED I, __________________________, hereby sell, assign and transfer unto Echelon Corporation ______________________ (__________) shares of the Common Stock of Echelon Corporation standing in my name of the books of said corporation represented by Certificate No. _____ herewith and do hereby irrevocably constitute and appoint _______________ to transfer the said stock on the books of the within named corporation with full power of substitution in the premises.

This Stock Assignment may be used only in accordance with the Restricted Stock Purchase Agreement between Echelon Corporation and the undersigned dated ______________, _____ (the “Agreement”).

Dated: _______________,____  Signature:

INSTRUCTIONS: Please do not fill in any blanks other than the signature line. The purpose of this assignment is to enable the Company to exercise its “repurchase option,” as set forth in the Agreement, without requiring additional signatures on the part of the Purchaser.

EXHIBIT 3

JOINT ESCROW INSTRUCTIONS
_________________, ____
Corporate Secretary
Echelon Corporation
550 Meridian Avenue,
San Jose, CA 95126

Dear _________________:

As Escrow Agent for both Echelon Corporation (the “Company”), and the undersigned purchaser of stock of the Company (the “Purchaser”), you are hereby authorized and directed to hold the documents delivered to you pursuant to the terms of that certain Restricted Stock Purchase Agreement (the “Agreement”) between the Company and the undersigned, in accordance with the following instructions:

1.  In the event the Company and/or any assignee of the Company (referred to collectively for convenience herein as the “Company”) exercises the Company’s repurchase option set forth in the Agreement, the Company shall give to Purchaser and you a written notice specifying the number of shares of stock to be purchased, the purchase price, and the time for a closing hereunder at the principal office of the Company. Purchaser and the Company hereby irrevocably authorize and direct you to close the transaction contemplated by such notice in accordance with the terms of said notice.

2.  At the closing, you are directed (a) to date the stock assignments necessary for the transfer in question, (b) to fill in the number of shares being transferred, and (c) to deliver the stock assignments, together with the certificate evidencing the shares of stock to be transferred, to the Company or its assignee, against the simultaneous delivery to you of the purchase price (by cash, a check, or some combination thereof) for the number of shares of stock being purchased pursuant to the exercise of the Company’s repurchase option.

3.  Purchaser irrevocably authorizes the Company to deposit with you any certificates evidencing shares of stock to be held by you hereunder and any additions and substitutions to said shares as defined in the Agreement. Purchaser does hereby irrevocably constitute and appoint you as Purchaser’s attorney-in-fact and agent for the term of this escrow to execute with respect to such securities all documents necessary or appropriate to make such securities negotiable and to complete any transaction herein contemplated, including but not limited to the filing with any applicable state blue sky authority of any required applications for consent to, or notice of transfer of, the securities. Subject to the provisions of this paragraph 3, Purchaser shall exercise all rights and privileges of a stockholder of the Company while the stock is held by you.

4.  Upon written request of the Purchaser, but no more than once per calendar year, unless the Company’s repurchase option has been exercised, you will deliver to Purchaser a certificate or certificates representing so many shares of stock as are not then subject to the Company’s repurchase option. Within 120 days after cessation of Purchaser’s continuous employment by or services to the Company, or any parent or subsidiary of the Company, you will deliver to Purchaser a certificate or certificates representing the aggregate number of shares held or issued pursuant to the Agreement and not purchased by the Company or its assignees pursuant to exercise of the Company’s repurchase option.

5.  If at the time of termination of this escrow you should have in your possession any documents, securities, or other property belonging to Purchaser, you shall deliver all of the same to Purchaser and shall be discharged of all further obligations hereunder.

6.  Your duties hereunder may be altered, amended, modified or revoked only by a writing signed by all of the parties hereto.

7.  You shall be obligated only for the performance of such duties as are specifically set forth herein and may rely and shall be protected in relying or refraining from acting on any instrument reasonably believed by you to be genuine and to have been signed or presented by the proper party or parties. You shall not be personally liable for any act you may do or omit to do hereunder as Escrow Agent or as attorney-in-fact for Purchaser while acting in good faith, and any act done or omitted by you pursuant to the advice of your own attorneys shall be conclusive evidence of such good faith.

8.  You are hereby expressly authorized to disregard any and all warnings given by any of the parties hereto or by any other person or corporation, excepting only orders or process of courts of law and are hereby expressly authorized to comply with and obey orders, judgments or decrees of any court. In case you obey or comply with any such order, judgment or decree, you shall not be liable to any of the parties hereto or to any other person, firm or corporation by reason of such compliance, notwithstanding any such order, judgment or decree being subsequently reversed, modified, annulled, set aside, vacated or found to have been entered without jurisdiction.

9.  You shall not be liable in any respect on account of the identity, authorities or rights of the parties executing or delivering or purporting to execute or deliver the Agreement or any documents or papers deposited or called for hereunder.

10.  You shall not be liable for the outlawing of any rights under the Statute of Limitations with respect to these Joint Escrow Instructions or any documents deposited with you.

11.  You shall be entitled to employ such legal counsel and other experts as you may deem necessary properly to advise you in connection with your obligations hereunder, may rely upon the advice of such counsel, and may pay such counsel reasonable compensation therefor.

12.  Your responsibilities as Escrow Agent hereunder shall terminate if you shall cease to be an officer or agent of the Company or if you shall resign by written notice to each party. In the event of any such termination, the Company shall appoint a successor Escrow Agent.

13.  If you reasonably require other or further instruments in connection with these Joint Escrow Instructions or obligations in respect hereto, the necessary parties hereto shall join in furnishing such instruments.

14.  It is understood and agreed that should any dispute arise with respect to the delivery and/or ownership or right of possession of the securities held by you hereunder, you are authorized and directed to retain in your possession without liability to anyone all or any part of said securities until such disputes shall have been settled either by mutual written agreement of the parties concerned or by a final order, decree or judgment of a court of competent jurisdiction after the time for appeal has expired and no appeal has been perfected, but you shall be under no duty whatsoever to institute or defend any such proceedings.

15.  Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery or upon deposit in the United States Post Office, by registered or certified mail with postage and fees prepaid, addressed to each of the other parties thereunto entitled at the following addresses or at such other addresses as a party may designate by ten days’ advance written notice to each of the other parties hereto.

16.  By signing these Joint Escrow Instructions, you become a party hereto only for the purpose of said Joint Escrow Instructions; you do not become a party to the Agreement.

17.  This instrument shall be binding upon and inure to the benefit of the parties hereto, and their respective successors and permitted assigns.

18.  These Joint Escrow Instructions shall be governed by, and construed in accordance with, the laws of the State of California without regard to principles of conflict of laws.

PURCHASER  ECHELON CORPORATION

Signature  By

Print Name  Title

Residence Address

ESCROW AGENT

Corporate Secretary
Dated: ________________________,_____

EXHIBIT 4

ELECTION UNDER SECTION 83(b)

OF THE INTERNAL REVENUE CODE OF 1986

The undersigned taxpayer hereby elects, pursuant to Sections 55 and 83(b) of the Internal Revenue Code of 1986, as amended, to include in taxpayer’s gross income or alternative minimum taxable income, as the case may be, for the current taxable year the amount of any compensation taxable to taxpayer in connection with taxpayer’s receipt of the property described below

1. The name, address, taxpayer identification number and taxable year of the undersigned are as follows:
NAME:	TAXPAYER:	SPOUSE:
ADDRESS:
IDENTIFICATION NO.:	TAXPAYER:	SPOUSE:
TAXABLE YEAR:

2. The property with respect to which the election is made is described as follows: __________ shares (the “Shares”) of the Common Stock of Echelon Corporation (the “Company”).

3. The date on which the property was transferred is:___________________ ,______.

4. The property is subject to the following restrictions:

The Shares may not be transferred and are subject to forfeiture under the terms of an agreement between the taxpayer and the Company. These restrictions lapse upon the satisfaction of certain conditions contained in such agreement.

5. The fair market value at the time of transfer, determined without regard to any restriction other than a restriction which by its terms will never lapse, of such property is: $_________________.

6. The amount (if any) paid for such property is: $_________________.

The undersigned has submitted a copy of this statement to the person for whom the services were performed in connection with the undersigned’s receipt of the above-described property. The transferee of such property is the person performing the services in connection with the transfer of said property.

The undersigned understands that the foregoing election may not be revoked except with the consent of the Commissioner.

Dated: ______________________, _____
Taxpayer
The undersigned spouse of taxpayer joins in this election.

Dated: ______________________, _____
Spouse of Taxpayer